Exhibit 5.1

KAIN & VALINSKY, P.A.

ATTORNEYS AT LAW

900 SOUTHEAST THIRD AVENUE

SUITE 205

FORT LAUDERDALE, FLORIDA  33316

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TELEPHONE (954) 768-0678

TELECOPIER (954) 768-0158

November 2, 2011

ABC Records Management and Data Storage Inc.

Flat A, 22F, Block 11

Wonderland Villas, Kwai Chung

Hong Kong, China

Re:	Registration Statement on Form S-1 (the “Registration Statement”)/
ABC Records Management and Data Storage Inc., a Nevada
corporation (the “Company”)

Dear Sir or Madam:

This opinion is submitted pursuant to the applicable rules of the U.S. Securities and Exchange Commission with respect to the registration pursuant to the Company’s Registration Statement of  1,960,000 shares of the Company’s common stock issued to the selling security holders listed therein (all of such shares of common stock are collectively referred to as the “Registerable Shares”), all as described in the Registration Statement.

We have been retained as special corporate and securities counsel to the Company for the purposes of preparing and submitting this opinion to the Company, and for no other purpose.

In connection therewith, we have examined and relied upon original, certified, conformed or copies of:  (a) the Articles of Incorporation and Bylaws of the Company; (b) a resolution of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registerable Shares are to be issued; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, the conformity to originals or certified documents of all copies submitted to us as conformed or other copies, that the persons identified as the Company’s sole officer and outside general counsel, respectively, are actually serving in such capacities, and that the persons executing the documents which we have examined have the legal capacity to execute such documents. In reviewing and relying upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of the Company’s sole officer and outside general counsel.

Based upon the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to the undersigned, we are of the opinion that the Registerable Shares have been validly issued, and are fully paid and non-assessable.

We are licensed to practice law in the State of Florida.  To the extent the laws of the State of Nevada are or may be applicable in rendering the foregoing opinion, our opinion is based solely upon our assumption that the laws of the State of Nevada are the same as those of the State of Florida with respect to the express matters upon which we opine. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of Florida.  We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.  We express no opinion as to the application of any federal law, including the federal securities laws of the United States, or the securities or “blue sky” laws of any state or other jurisdiction.

The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement, and may not be relied on by any other person or in other connection without our prior written approval.  The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,

KAIN & VALINSKY, P.A.

/s/ Kain & Valinsky, P.A.

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